                                                                     EXHIBIT 1.2

                                Pricing Agreement



GOLDMAN, SACHS & CO.
HAMBRECHT & QUIST LLC
SMITH BARNEY INC.
c/o Goldman, Sachs & Co.
555 California Street, Suite 4500
San Francisco, CA 94104


                                                                 AUGUST 20, 1997

Ladies and Gentlemen:

         Read-Rite Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 20, 1997 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co. Hambrecht & Quist LLC and Smith Barney Inc. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall



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exercise the election to purchase Optional Securities, as provided below, the
Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the principal amount of Optional Securities as to which such election shall have been exercised.

         The Company hereby grants to each of the Underwriters the right to purchase at their election up to the principal amount of Optional Securities set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of converting over allotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notices.


                                            [The remainder of this page has
                                            intentionally been left blank]



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     If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                Very truly yours,

                                READ-RITE CORPORATION


                                By:  /s/Rex S. Jackson
                                     ------------------------------------------
                                     Name:  Rex S. Jackson
                                     Title:  Vice President and General Counsel

ACCEPTED AS OF THE DATE HEREOF:

GOLDMAN, SACHS & CO.
HAMBRECHT & QUIST LLC
SMITH BARNEY INC.



By:   /s/Goldman, Sachs & Co.
     ---------------------------
      (Goldman, Sachs & Co.)



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                                   SCHEDULE I



                                                    Principal                  Maximum
                                                    Amount of                 Principal
                                                      Firm                    Amount of
                                                    Securities            Optional Securities
                                                      to be                 which may be
                        Underwriter                 Purchased                 Purchased
                        -----------                 ---------                 ---------

Goldman, Sachs & Co.                                $240,000,000               $36,000,000
Hambrecht & Quist, LLC                                30,000,000                 4,500,000
Smith Barney Inc.                                     30,000,000                 4,500,000
                                                    ------------              -------------
Total                                               $300,000,000               $45,000,000


                                  SCHEDULE II


TITLE OF DESIGNATED SECURITIES:

         6 1/2% Convertible Subordinated Notes due September 1, 2004.



AGGREGATE PRINCIPAL AMOUNT OF DESIGNATED SECURITIES:

         Aggregate principal amount of Firm Securities: $300,000,000
         Maximum Aggregate principal amount of Optional Securities that may be purchased: $45,000,000

PRICE TO PUBLIC:

         100% of the principal amount of the Designated Securities. Interest shall accrue from August 25, 1997.

PURCHASE PRICE BY UNDERWRITERS:

         97.5% of the principal amount of the Designated Securities. Interest shall accrue from August 25, 1997.

CONVERSION RATE:

         Initially 24.8524 shares of Common Stock for each $1,000 principal amount of Designated Securities, subject to adjustment upon the occurrence of certain events.

FORM OF DESIGNATED SECURITIES:

       Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

       Federal (same day) funds by wire transfer.

TIME OF DELIVERY:

         10:00 a.m. (New York City time), on August 25, 1997.

INDENTURE:

       The Subordinated Indenture in the form included as an exhibit to the Registration Statement at the time such Registration Statement became effective.

MATURITY:

         September 1, 2004

INTEREST RATE:

         6 1/2% per annum.

INTEREST PAYMENT DATES:

       March 1 and September 1, commencing March 1, 1998.



REDEMPTION PROVISIONS:



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       The Designated Securities will not be subject to redemption prior to
September 7, 2000 and will be redeemable on and after such date at the option of the Company, in whole or in part, upon not less than 20 nor more than 60 days' notice to each Holder, at the prices set forth below plus accrued and unpaid interest, if any, to the redemption date.



       The redemption price (expressed as a percentage of principal amount) is as follows for the 12-month periods beginning on September 1 of the following years (beginning September 7, 2000, and ending on August 31, 2001, in the case of the first such period).




                                                  REDEMPTION

YEAR                                                 PRICE
----                                                 -----

2000                                                103.714

2001                                                102.786

2002                                                101.857

2003                                                100.929





and thereafter is equal to 100% of the principal amount, in each case together with accrued interest to, but excluding, the date of redemption.

SINKING FUND PROVISIONS:

       No sinking fund provisions.

REPURCHASE AT OPTION OF HOLDERS UPON A CHANGE IN CONTROL:

       Upon a Change in Control (as defined in the Supplemental Indenture), Holders of Designated Securities will have the right, subject to certain conditions and restrictions, to require the Company to purchase all or part of their Designated Securities at 100% of the principal amount thereof, plus accrued interest to the repurchase date. The repurchase price is payable in cash or, at the option of the Company but subject to the satisfaction of certain conditions on the part of the Company as set forth in the Supplemental Indenture, in shares of Common Stock (valued at 95% of the average closing prices of the Common Stock for the five trading days immediately preceeding the second trading day prior to the repurchase date).

DEFEASANCE PROVISIONS:

       The defeasance and covenant defeasance provisions set forth in Article Thirteen of the Subordinated Indenture will apply to the Designated Securities.



CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

         Wilson Sonsini Goodrich & Rosati, Professional Corporation

         650 Page Mill Road

         Palo Alto, California 94304

NAMES AND ADDRESSES OF REPRESENTATIVES:



                                        2

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     Representatives: Goldman, Sachs & Co.

                      Hambrecht & Quist, LLC

                      Smith Barney Inc.

     Addresses for Notices, etc.:

                      c/o Goldman, Sachs & Co.

                      555 California Street

                      Registration Department

                      85 Broad Street

                      New York, NY  10004





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                              Read-Rite Corporation


                        Schedule III to Pricing Agreement


                              dated August 20, 1997


                 List of Individuals to Sign Lock-Up Agreements



Executive Officers

Cyril J. Yansouni
Frederic Schwettmann
Peter G. Bischoff
Michael A. Klyszeiko
Alan S. Lowe
Ralph Patterson
John T. Kurtzweil
Sherry F. McVicar
Rex S. Jackson
James J. Murphy


Directors

John G. Linvill
William J. Almon
Michael L. Hackworth
Matthew J. O'Rourke



                                        4

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                                 August 20, 1997



GOLDMAN, SACHS & CO.
HAMBRECHT & QUIST LLC
SMITH BARNEY INC.
As Representatives of the
several Underwriters
c/o Goldman, Sachs & Co.
555 California Street
45th Floor
San Francisco, CA 94104



Dear Sirs:



The undersigned understands that you propose to underwrite a public offering of up to $345,000,000 aggregate principal amount of the Convertible Subordinate Notes Due 2004 (the "Notes") (including the over-allotment option for $45,000,000) (the "Securities"), of Read-Rite Corporation, a Delaware corporation (the "Company"). In consideration therefor and for other good and valuable consideration, and in recognition of the benefits that will accrue to the undersigned as a result thereof, the undersigned hereby irrevocably agrees that the undersigned will not, from the date hereof and for a period of 90 days after the date of the Pricing Agreement (the "Pricing Agreement") between the Company and Goldman, Sachs & Co., Hambrecht & Quist LLC and Smith Barney Inc. as Representatives of the several underwriters, in connection with such offering, without the prior written consent of Goldman, Sachs & Co., (i) offer to sell, sell, contract to sell or otherwise dispose of any Securities or any shares of Common Stock or any securities substantially similar to the Securities or Common Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive shares of Common Stock or any substantially similar securities, or (ii) establish a "put equivalent position" with respect to the Common Stock or the Securities within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or (iii) publicly announce an intention to take any of the actions set forth in (i) or
(ii) above; provided, however, that beginning 30 days following the date hereof, the undersigned may sell or otherwise dispose of (in one or more transactions) up to an aggregate of 50,000 Shares of Common Stock.




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The Company and its transfer agent are hereby authorized to enforce this agreement by refusing to permit transfers which the Company believes may violate this agreement.



                                            Very truly yours,


                                            By:
                                               --------------------------------
                                            Print Name:
                                                       -------------------------